UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2014
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2014, Margaret D. Kirkpatrick, Senior Vice President and General Counsel of Northwest Natural Gas Company (Company), informed the Board of Directors (Board) of her intent to retire from the Company on or about December 31, 2015. In connection with her notification and as part of the Company’s long-term succession planning efforts, on December 18, 2014, the Board appointed Ms. Kirkpatrick as Senior Vice President, Environmental Policy and Affairs, effective January 1, 2015. Ms. Kirkpatrick joined the Company in 2005 as Vice President and General Counsel.
Also in connection with Ms. Kirkpatrick’s retirement plans and the Board’s long-term succession planning efforts, on December 18, 2014, the Board appointed MardiLyn Saathoff as Senior Vice President and General Counsel, effective January 1, 2015. Ms. Saathoff is currently the Vice President, Legal, Risk and Compliance, Chief Governance Officer and Corporate Secretary of the Company, and was previously identified by the Board as successor to the position of General Counsel. She has served as Chief Governance Officer and Corporate Secretary since joining the Company in 2008, and served as the Company’s Deputy General Counsel from 2010 to 2013, until her current appointment.
Also at the December 18, 2014 Board meeting, and in connection with the Board’s ongoing succession plans, the Board appointed Shawn M. Filippi as Vice President and Corporate Secretary, effective January 1, 2015. Ms. Filippi joined the Company in 2005, and has served in a variety of legal roles during that time. She currently serves as the Company’s Senior Legal Counsel and Assistant Corporate Secretary, and was previously identified by the Board as the successor to the position of Corporate Secretary.
The Board also appointed Kimberly A. Heiting as Vice President, Communications and Chief Marketing Officer, effective January 1, 2015. Ms. Heiting joined the Company in 1998 and has served in a variety of roles during that time, including, among others, Corporate Communications Director, Chief Communications Officer and Chief Marketing and Communications Officer.

Item 7.01.	Regulation FD Disclosure

On December 19, 2014, Northwest Natural Gas Company (NW Natural) issued a press release announcing that the Board of Directors approved certain senior management promotions. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing of NW Natural, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
The following exhibit is being furnished pursuant to Item 7.01 herein.

Exhibit	Description

99.1	Press Release of Northwest Natural Gas Company issued December 19, 2014 (furnished and not filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: December 19, 2014	/s/ MardiLyn Saathoff
Vice President, Legal, Risk and Compliance &
Corporate Secretary